Exhibit 99.1
THE BALDWIN GROUP ANNOUNCES FIRST QUARTER 2024 RESULTS
- Total Revenue Growth of 15% to $380.4 Million; Organic Revenue Growth(1) of 16% -
- Net Income of $39.1 Million and Diluted Earnings Per Share of $0.33; Adjusted Diluted EPS(2) Growth of 33% to $0.56 -
- Adjusted EBITDA(3) Growth of 29% Year Over Year to $101.7 Million and Adjusted EBITDA Margin(3) of 27%, a 280 Basis Point Expansion Compared to the Prior-Year Period -
TAMPA, FLORIDA - May 7, 2024 - The Baldwin Group, the go-to-market brand name for The Baldwin Insurance Group, Inc. (formerly BRP Group, Inc.) (“Baldwin” or the “Company”) (NASDAQ: BRP), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial Clients, today announced its results for the first quarter ended March 31, 2024.
FIRST QUARTER 2024 HIGHLIGHTS
•Total revenue increased 15% year over year to $380.4 million
•Organic revenue growth of 16% year over year
•GAAP net income of $39.1 million and GAAP diluted earnings per share of $0.33
•Adjusted net income(2) of $65.3 million
•Adjusted diluted EPS grew 33% year over year to $0.56
•Adjusted EBITDA grew 29% year over year to $101.7 million
•Adjusted EBITDA margin of 27%, a 280 basis point expansion compared to 24% in the prior-year period
•Net cash provided by operating activities of $2.9 million
•Free cash flow(4) grew 51% year over year to $53.3 million
“We are thrilled with our start to 2024, as we delivered another quarter of strong, double-digit organic growth and significantly expanded our adjusted EBITDA margin, profitability and free cash flow generation—a significant testament to the scalability and earnings power of our business model,” said Trevor Baldwin, Chief Executive Officer of The Baldwin Group. “Notably, our growth was broad-based across our platform, led by strong net new Client growth generated through the innovative advice, proprietary products, and unique solutions our Colleagues continue to develop and deliver into the marketplace, all while we continue to thoughtfully expand our footprint, including recently entering the multifamily insurance market in Canada. Additionally, in concert with our integration efforts over the past couple of years, we were excited last week to announce our official rebranding to The Baldwin Group, which we believe better reflects our legacy and aligns with how we are most prominently identified in the marketplace. Looking ahead, we remain very well-positioned to successfully deliver on our strategic priorities and generate continued long-term value for our shareholders.”

TICKER SYMBOL CHANGE
In concert with the Company’s rebranding to The Baldwin Group, the Company will be changing its ticker symbol to BWIN. The ticker symbol change will not take effect until the beginning of trading on NASDAQ on May 20, 2024.
LIQUIDITY AND CAPITAL RESOURCES
As of March 31, 2024, cash and cash equivalents were $112.1 million and the Company had $266.0 million of borrowing capacity under its revolving credit facility.
WEBCAST AND CONFERENCE CALL INFORMATION
Baldwin will host a webcast and conference call to discuss first quarter 2024 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on Baldwin’s investor relations website at ir.baldwin.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwin.com for one year following the call.
ABOUT THE BALDWIN GROUP
The Baldwin Group, the go-to-market brand name for The Baldwin Insurance Group, Inc. (NASDAQ: BRP) and its affiliates, is an independent insurance distribution firm providing indispensable expertise and insights that strive to give our Clients the confidence to pursue their purpose, passion and dreams. As a team of dedicated entrepreneurs and insurance professionals, we have come together to help protect the possible for our Clients. We do this by delivering bespoke Client solutions, services, and innovation through our comprehensive and tailored approach to risk management, insurance, and employee benefits. We support our Clients, Colleagues, Insurance Company Partners, and communities through the deployment of vanguard resources and capital to drive our organic and inorganic growth. The Baldwin Group proudly represents more than two million Clients across the United States and internationally. For more information, please visit www.baldwin.com.
FOOTNOTES
(1)    Organic revenue for the three months ended March 31, 2023 used to calculate organic revenue growth for the three months ended March 31, 2024 was $327.0 million, which is adjusted to exclude commissions and fees from divestitures. Organic revenue and organic revenue growth are non-GAAP measures. Reconciliation of organic revenue and organic revenue growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Adjusted net income and adjusted diluted EPS are non-GAAP measures. Reconciliation of adjusted net income to net income (loss) attributable to Baldwin and reconciliation of adjusted diluted EPS to diluted earnings (loss) per share, the most directly comparable GAAP financial measures, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. Reconciliation of adjusted EBITDA and adjusted EBITDA margin to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(4)    Free cash flow is a non-GAAP measure. Reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Baldwin’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Baldwin’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Baldwin’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, including those risks and other factors relevant to the business, financial condition and results of operations of Baldwin. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Baldwin or to persons acting on behalf of Baldwin are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Baldwin does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
MEDIA RELATIONS
Anna Rozenich, Senior Director, Enterprise Communications
The Baldwin Group
(630) 561-5907 | anna.rozenich@baldwin.com
INVESTOR RELATIONS
Bonnie Bishop, Executive Director, Investor Relations
The Baldwin Group
(813) 259-8032 | IR@baldwin.com

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended March 31,
(in thousands, except share and per share data)	2024	2023
Revenues:
Commissions and fees	$378,096	$329,523
Investment income	2,271	923
Total revenues	380,367	330,446

Operating expenses:
Commissions, employee compensation and benefits	262,092	230,954
Other operating expenses	45,795	46,604
Amortization expense	24,041	23,163
Change in fair value of contingent consideration	12,676	24,758
Depreciation expense	1,505	1,348
Total operating expenses	346,109	326,827

Operating income	34,258	3,619

Other income (expense):
Interest expense, net	(31,545)	(27,884)
Gain on divestitures	36,516	—
Other income (expense), net	538	(1,511)
Total other income (expense), net	5,509	(29,395)

Income (loss) before income taxes	39,767	(25,776)
Income tax expense	667	78
Net income (loss)	39,100	(25,854)
Less: net income (loss) attributable to noncontrolling interests	17,522	(11,722)
Net income (loss) attributable to Baldwin	$21,578	$(14,132)

Comprehensive income (loss)	$39,100	$(25,854)
Comprehensive income (loss) attributable to noncontrolling interests	17,522	(11,722)
Comprehensive income (loss) attributable to Baldwin	21,578	(14,132)

Basic earnings (loss) per share	$0.35	$(0.24)
Diluted earnings (loss) per share	$0.33	$(0.24)
Weighted-average shares of Class A common stock outstanding - basic	61,856,147	58,711,798
Weighted-average shares of Class A common stock outstanding - diluted	65,314,248	58,711,798

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$112,113	$116,209
Restricted cash	122,204	104,824
Premiums, commissions and fees receivable, net	701,892	627,791
Prepaid expenses and other current assets	14,909	12,730
Assets held for sale	—	64,351
Total current assets	951,118	925,905
Property and equipment, net	22,994	22,713
Right-of-use assets	83,461	85,473
Other assets	39,777	38,134
Intangible assets, net	1,000,274	1,017,343
Goodwill	1,412,369	1,412,369
Total assets	$3,509,993	$3,501,937
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$599,828	$555,569
Producer commissions payable	85,687	64,304
Accrued expenses and other current liabilities	132,234	152,954
Related party notes payable	5,691	1,525
Current portion of contingent earnout liabilities	229,529	215,157
Liabilities held for sale	—	43,931
Total current liabilities	1,052,969	1,033,440
Revolving line of credit	334,000	341,000
Long-term debt, less current portion	966,962	968,183
Contingent earnout liabilities, less current portion	6,336	61,310
Operating lease liabilities, less current portion	77,830	78,999
Other liabilities	123	123
Total liabilities	2,438,220	2,483,055
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	455	394
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 65,205,532 and 64,133,950 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	652	641
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 51,622,192 and 52,422,494 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	5	5
Additional paid-in capital	762,609	746,671
Accumulated deficit	(165,327)	(186,905)
Total stockholders’ equity attributable to Baldwin	597,939	560,412
Noncontrolling interest	473,379	458,076
Total stockholders’ equity	1,071,318	1,018,488
Total liabilities, mezzanine equity and stockholders’ equity	$3,509,993	$3,501,937

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income (loss)	$39,100	$(25,854)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	25,546	24,511
Change in fair value of contingent consideration	12,676	24,758
Share-based compensation expense	14,094	13,281
Payment of contingent earnout consideration in excess of purchase price accrual	(16,318)	(857)
Gain on divestitures	(36,516)	—
Amortization of deferred financing costs	1,552	1,239
Loss on interest rate caps	26	1,407
Other (gain) loss	(4)	100
Changes in operating assets and liabilities:
Premiums, commissions and fees receivable, net	(73,558)	(48,351)
Prepaid expenses and other current assets	(4,629)	(4,860)
Right-of-use assets	4,186	1,149
Accounts payable, accrued expenses and other current liabilities	39,451	(163)
Operating lease liabilities	(2,712)	(468)
Other liabilities	—	77
Net cash provided by (used in) operating activities	2,894	(14,031)
Cash flows from investing activities:
Proceeds from divestitures, net of cash transferred	54,448	—
Capital expenditures	(8,146)	(3,499)
Investments in and loans for business ventures	(3,189)	(100)
Proceeds from repayment of related party loans	1,500	—
Cash consideration paid for asset acquisitions	—	(1,500)
Net cash provided by (used in) investing activities	44,613	(5,099)
Cash flows from financing activities:
Payment of contingent earnout consideration up to amount of purchase price accrual	(32,794)	(4,680)
Proceeds from revolving line of credit	70,000	50,000
Payments on revolving line of credit	(77,000)	(70,000)
Payments on long-term debt	(2,561)	(2,127)
Proceeds from the settlement of interest rate caps	2,300	2,275
Tax distributions to Baldwin Holdings LLC members	(98)	(11)
Proceeds from repayment of stockholder notes receivable	—	21
Net cash used in financing activities	(40,153)	(24,522)
Net increase (decrease) in cash and cash equivalents and restricted cash	7,354	(43,652)
Cash and cash equivalents and restricted cash at beginning of period	226,963	230,471
Cash and cash equivalents and restricted cash at end of period	$234,317	$186,819

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, adjusted EBITDA margin, organic revenue, organic revenue growth, adjusted net income, adjusted diluted earnings per share (“EPS”) and adjusted net cash provided by operating activities (“free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for organic revenue and organic revenue growth), net income (loss) (for adjusted EBITDA and adjusted EBITDA margin), net income (loss) attributable to Baldwin (for adjusted net income), diluted earnings (loss) per share (for adjusted diluted EPS) or net cash provided by (used in) operating activities (for free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to Baldwin, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA margin is adjusted EBITDA divided by total revenue. Adjusted EBITDA margin is a key metric used by management and our board of directors to assess our financial performance. We believe that adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and adjusted EBITDA margin have important limitations as analytical tools. For example, adjusted EBITDA and adjusted EBITDA margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

We calculate organic revenue based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from new Partners and (ii) commissions and fees from divestitures. Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue. For example, commissions and fees from a Partner acquired on June 1, 2023 are excluded from organic revenue for 2023. However, after June 1, 2024, results from June 1, 2023 to December 31, 2023 for such Partners are compared to results from June 1, 2024 to December 31, 2024 for purposes of calculating organic revenue growth in 2024. Organic revenue growth is a key metric used by management and our board of directors to assess our financial performance. We believe that organic revenue and organic revenue growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We define adjusted net income as net income (loss) attributable to Baldwin adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance.
Adjusted diluted EPS measures our per share earnings excluding certain expenses as discussed above for adjusted net income and assuming all shares of Class B common stock were exchanged for Class A common stock on a one-for-one basis. Adjusted diluted EPS is calculated as adjusted net income divided by adjusted diluted weighted-average shares outstanding. We believe adjusted diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
We calculate free cash flow because we hold fiduciary cash designated for our Insurance Company Partners on behalf of our Clients and incur substantial earnout liabilities in conjunction with our Partnership strategy. Free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the change in premiums, commissions and fees receivable, net; (ii) the change in accounts payable, accrued expenses and other current liabilities; and (iii) the payment of contingent earnout consideration in excess of purchase price accrual. We believe that free cash flow is an important financial measure for use in evaluating financial performance because it measures our ability to generate additional cash from our business operations.
Reconciliation of guidance regarding adjusted EBITDA, organic revenue growth, adjusted diluted EPS and free cash flow to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to commissions and fees, net income (loss), diluted earnings (loss) per share or other consolidated income statement data prepared in accordance with GAAP. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on the non-GAAP measures.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended March 31,
(in thousands, except percentages)	2024	2023
Revenues	$380,367	$330,446

Net income (loss)	$39,100	$(25,854)
Adjustments to net income (loss):
Gain on divestitures	(36,516)	—
Interest expense, net	31,545	27,884
Amortization expense	24,041	23,163
Share-based compensation	14,094	13,281
Change in fair value of contingent consideration	12,676	24,758
Transaction-related Partnership and integration expenses	4,904	5,432
Colleague earnout incentives	3,583	—
Severance	1,689	167
Depreciation expense	1,505	1,348
Income and other taxes	1,501	78
Loss on interest rate caps	26	1,407
Other(1)	3,538	7,342
Adjusted EBITDA	$101,686	$79,006
Adjusted EBITDA margin	27%	24%
__________
(1)    Other addbacks to adjusted EBITDA include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
Organic Revenue and Organic Revenue Growth
The following table reconciles organic revenue and organic revenue growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended March 31,
(in thousands, except percentages)	2024	2023
Commissions and fees	$378,096	$329,523
Partnership commissions and fees(1)	—	(30,871)
Organic revenue	$378,096	$298,652
Organic revenue growth(2)	$51,051	$55,804
Organic revenue growth %(2)	16%	23%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners.
(2)    Organic revenue for the three months ended March 31, 2023 used to calculate organic revenue growth for the three months ended March 31, 2024 was $327.0 million, which is adjusted to exclude commissions and fees from divestitures.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles adjusted net income to net income (loss) attributable to Baldwin and reconciles adjusted diluted EPS to diluted earnings (loss) per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Net income (loss) attributable to Baldwin	$21,578	$(14,132)
Net income (loss) attributable to noncontrolling interests	17,522	(11,722)
Gain on divestitures	(36,516)	—
Amortization expense	24,041	23,163
Share-based compensation	14,094	13,281
Change in fair value of contingent consideration	12,676	24,758
Transaction-related Partnership and integration expenses	4,904	5,432
Colleague earnout incentives	3,583	—
Loss on interest rate caps, net of cash settlements	2,326	3,682
Severance	1,689	167
Amortization of deferred financing costs	1,552	1,239
Depreciation	1,505	1,348
Other(1)	3,538	7,342
Adjusted pre-tax income	72,492	54,558
Adjusted income taxes(2)	7,177	5,401
Adjusted net income	$65,315	$49,157

Weighted-average shares of Class A common stock outstanding - diluted	65,314	58,712
Dilutive weighted-average shares of Class A common stock	—	3,603
Exchange of Class B common stock(3)	51,994	54,094
Adjusted diluted weighted-average shares outstanding	117,308	116,409

Adjusted diluted EPS	$0.56	$0.42

Diluted earnings (loss) per share	$0.33	$(0.24)
Effect of exchange of Class B common stock and net income (loss) attributable to noncontrolling interests per share	—	0.02
Other adjustments to earnings (loss) per share	0.29	0.69
Adjusted income taxes per share	(0.06)	(0.05)
Adjusted diluted EPS	$0.56	$0.42
___________
(1)    Other addbacks to adjusted net income include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
(2)    Represents corporate income taxes at an assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(3)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Adjusted Net Cash Provided by Operating Activities (“Free Cash Flow”)
The following table reconciles free cash flow to net cash provided by (used in) operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended March 31,
(in thousands)	2024	2023
Net cash provided by (used in) operating activities	$2,894	$(14,031)
Adjustments to net cash provided by (used in) operating activities:
Change in premiums, commissions and fees receivable, net	73,558	48,351
Change in accounts payable, accrued expenses and other current liabilities	(39,451)	163
Payment of contingent earnout consideration in excess of purchase price accrual	16,318	857
Free cash flow	$53,319	$35,340

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of The Baldwin Insurance Group Holdings, LLC (formerly Baldwin Risk Partners, LLC), as amended
Clients	Our insureds
Colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
Insurance Company Partners	Insurance companies with which we have a contractual relationship
Partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission